Exhibit 99.1

NeuroBo Pharmaceuticals Appoints Gil Price, M.D. as President

and Chief Executive Officer

Industry Leader Brings More than 30 Years of Pharmaceutical, CRO and Entrepreneurial Experience

BOSTON, November 4, 2021 -- NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company focused on developing and commercializing multimodal disease-modifying therapies for viral, neuropathic and neurodegenerative diseases, today announced that the Company has appointed Gil Price, M.D. as President and Chief Executive Officer. Dr. Price will replace Dr. Richard J. Kang, Ph.D., who is stepping down later this month to pursue other opportunities, while remaining on the Board of Directors. In the interim, Dr. Price will serve as the Chief Medical Officer of the Company. Dr. Kang has also agreed to continue to serve on the NeuroBo Board of Directors and consult for NeuroBo for a period of up to one year in order to help ensure an orderly transition.

“Dr. Price is a seasoned biotech executive and entrepreneur with extensive experience across clinical asset investment strategy, evaluation, financing and execution. We are delighted to welcome him to the NeuroBo team,” stated Douglas J. Swirsky, Chairman of the Board of NeuroBo. “We look forward to benefitting from Dr. Price’s broad and deep industry expertise as we progress our lead program toward Phase 3 clinical studies in COVID-19 and further establish our corporate and clinical strategy to build NeuroBo into a leading biotechnology company, advancing a pipeline of multi-modal disease modifying therapies that address a variety of today’s unmet medical needs.

“We thank Dr. Kang for his contributions in helping us build NeuroBo to this important juncture in its growth trajectory, wish him much success in his endeavors, and look forward to continuing our work with him as both a consultant and a valuable member of our board,” added Mr. Swirsky.

“I look forward to joining the NeuroBo team and to collaborating with management and the Board on translating our exciting research into breakthrough therapies that help patients in need,” said Dr. Price. “We have a unique opportunity to shape NeuroBo into a leading biotechnology company and I am confident that I can bring my collective experiences to bear, along with my colleagues’, to make our vision a reality.”

Since 2017, Dr. Price has served as Chief Medical Officer of the pharmacovigilance team of ProPharma Group, a global industry leader in comprehensive compliance services that span the entire lifecycle of pharmaceuticals, biologics, and devices. He previously served as Chief Executive Officer and Chief Medical Officer of Drug Safety Solutions, Inc., a provider of solutions for clinical and drug safety operations, from 2002 until its acquisition by ProPharma Group in 2017. From 1997 to 2002, Dr. Price was the Director of Clinical Development for Oncology at MedImmune, Inc., which is now the biologics subsidiary of AstraZeneca plc. Prior to joining MedImmune, Dr. Price worked in the contract research organization sector. Dr. Price began his pharmaceutical career at Glaxo Inc., (now GlaxoSmithKline plc) where he worked for nearly nine years in both the commercial and research divisions of that company.

From 2007 to 2016, Dr. Price served on the board of directors of Sarepta Therapeutics, Inc., a publicly traded commercial-stage biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare neuromuscular diseases. Dr. Price is a clinical physician trained in internal medicine and is a former member of the American Medical Association, the Academy of Pharmaceutical Physicians and the American Society for Microbiology. Dr. Price received a B.A. from the University of Rio Grande and a M.D. from the University of Santiago.

Inducement Grant

NeuroBo today also announced that, on November 2, 2020, the independent members of its Board of Directors approved an inducement award to Dr. Price of an option to purchase 616,666 shares of common stock. The option has an exercise price of $2.04 per share, the closing price of NeuroBo's common stock on November 3, 2021 (the "Grant Date") and vests as to 266,666 of the shares underlying the stock option on the first anniversary of the Grant Date and as to the remaining 350,000 of the shares on the second anniversary of the Grant Date (so long as Dr. Price remains the President and CEO at that date). The option has a ten-year term and is subject to the terms and conditions of the NeuroBo Pharmaceuticals, Inc. 2021 Inducement Plan (the “Inducement Plan”) and the stock option agreement pursuant to which the option was granted. The equity award was approved in accordance with NASDAQ Listing Rule 5635(c)(4), which also requires a public announcement of equity awards that are not made under a stockholder approved equity plan.

The Inducement Plan is used exclusively for the grant of equity awards to individuals who were not previously an employee or non-employee director of NeuroBo (or following a bona fide period of non-employment), as an inducement material to such individual's entering into employment with NeuroBo, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc., a clinical-stage biotechnology company focused on developing and commercializing multi-modal disease-modifying therapies for viral, neuropathic, and neurodegenerative diseases, has a current portfolio of four drug candidates. The company's recently acquired ANA001 candidate is a proprietary oral niclosamide formulation in development as a treatment for patients with COVID-19. Niclosamide has antiviral and anti-inflammatory properties, and a well-understood safety profile in humans. ANA001 is currently being studied in a Phase 2/3 clinical trial conducted at up to 20 clinical sites in the U.S. Niclosamide has demonstrated both antiviral and immunomodulatory activity with possible downstream effects on coagulation abnormalities observed in COVID-19. The company’s NB-01 candidate has been shown in a Phase 2 study to significantly reduce pain symptoms associated with painful diabetic neuropathy (PDN), with a superior safety profile when compared to currently available treatments. Due to the global COVID-19 crisis, a planned Phase 3 study of NB-01 was postponed. In the interim, NeuroBo is exploring a potential orphan drug indication targeting chronic pain for NB-01. NeuroBo's NB-02 drug candidate is focused on the treatment of Alzheimer's disease and neurodegenerative diseases associated with the pathological dysfunction of tau proteins in the brain. The company's fourth program, Gemcabene, was previously being developed for the treatment of dyslipidemia, a serious medical condition that increases the risk of life-threatening cardiovascular disease. Gemcabene is currently being assessed as an acute treatment for COVID-19.

For more information visit: https://www.neurobopharma.com.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the development of NeuroBo’s product candidates and the therapeutic potential, timing and nature of clinical trials and potential regulatory approval of NeuroBo’s clinical programs and pipeline. Forward-looking statements are usually identified by the use of words, such as "believes," "anticipates," "expects," "intends," "plans," "may," "potential," "will," "could" and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: the failure to obtain all of the benefits or recognize all of the synergies anticipated from the ANA acquisition; the integration of ANA potentially diverting management resources from operational matters and other strategic opportunities; the effect of future milestone payments and royalties specified in the ANA acquisition agreement on the results of operations and financial position of NeuroBo; the occurrence of health epidemics or contagious diseases, such as COVID-19, and potential effects on NeuroBo's business, clinical trial sites, supply chain and manufacturing facilities; NeuroBo's ability to continue as a going concern; the timing of completion of NeuroBo's planned clinical trials, including with respect to ANA001 and Gemcabene; the timing of the availability of data from NeuroBo's clinical trials, including with respect to ANA001 and Gemcabene;  NeuroBo’s plans to research, develop and commercialize its current and future product candidates, including the potential alternative pathways for NB-01; NeuroBo’s ability to successfully collaborate with existing collaborators or enter into new collaborations and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of NeuroBo's product candidates, including ANA001 and Gemcabene; the impact of government laws and regulations; NeuroBo’s ability to protect its intellectual property position; and NeuroBo's need for additional financing to fulfill its stated goals; and other factors discussed in the "Risk Factors" section of NeuroBo's Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about the date hereof. In addition, the forward-looking statements included in this press release represent NeuroBo's views as of the date hereof. NeuroBo anticipates that subsequent events and developments will cause its views to change. However, while NeuroBo may elect to update these forward-looking statements at some point in the future, NeuroBo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NeuroBo's views as of any date subsequent to the date hereof.

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